Exhibit 3.2

AMENDED AND RESTATED BYLAWS
of
ACTUANT CORPORATION
ADOPTED
NOVEMBER 7, 1991
and
AS LAST AMENDED EFFECTIVE AUGUST 8, 2013

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ARTICLE I

OFFICES; RECORDS; FISCAL YEAR
1.01    Principal and Business Offices. The corporation may have such principal and other business offices, either within or without the State of Wisconsin, as the Board of Directors may designate or as the business of the corporation may require from time to time.
1.02    Registered Office and Registered Agent. The registered office of the corporation required by the Wisconsin Business Corporation Law to be maintained in the State of Wisconsin may be, but need not be, identical with the principal office in the State of Wisconsin. The street address of the registered office may be changed from time to time by any officer or by the registered agent. The business office of the registered agent of the corporation shall be identical to the street office of such registered office.
1.03    Corporate Records. The following documents and records shall be kept at the corporation’s principal office or at such other reasonable location as may be specified by the corporation:
(a)    Minutes of shareholders’ and Board of Directors’ meetings, any written notices thereof and any written waivers of such notices.
(b)    Records of actions taken by the shareholders or Board of Directors without a meeting.
(c)    Records of actions taken by committees of the Board of Directors in place of the Board of Directors and on behalf of the Corporation.
(d)    Accounting records.
(e)    A record of its shareholders.
(f)    Current Bylaws.
1.04    Fiscal Year. The fiscal year of the corporation shall commence on the first day of September and end on the last day of August.
ARTICLE II

SHAREHOLDERS
2.01    Annual Meeting. The annual meeting of the shareholders shall be held on the second Tuesday in January, or at such other time and date as may be fixed by or under the authority of the Board of Directors, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting is a legal holiday in the State of Wisconsin, such meeting shall be held on the next succeeding business day. If the election of directors is not held on the day designated herein, or fixed as

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herein provided, for any annual meeting of the shareholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a meeting of the shareholders as soon thereafter as may be convenient.
2.02    Special Meetings. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the Chairperson of the Board, if there is one, the President or the Board of Directors. If and as required by the Wisconsin Business Corporation Law, a special meeting shall be called upon written demand describing one or more purposes for which it is to be held by holders of shares with at least 10% of the votes entitled to be cast on any issue proposed to be considered at the meeting. The purpose or purposes of any special meeting shall be described in the notice required by Section 2.04 of these Bylaws.
2.03    Place of Meeting. The Board of Directors may designate any place, either within or without the State of Wisconsin, as the place of meeting for any annual meeting or any special meeting. If no designation is made, the place of meeting shall be the principal office of the corporation but any meeting may be adjourned to reconvene at any place designated by vote of a majority of the shares represented thereat.
2.04    Notice of Shareholder Nomination(s) and/or Proposal(s).
(a)    Annual Meetings of Shareholders.
(1)    Except with respect to nomination(s) or proposal(s) adopted or recommended by the Board of Directors for inclusion in the corporation’s proxy statement for its annual meeting, a shareholder entitled to vote at a meeting may nominate a person or persons for election as director(s) or propose action(s) to be taken at a meeting only if written notice of any shareholder nomination(s) and/or proposal(s) to be considered for a vote at an annual meeting is given in accordance with this Section 2.04. To be timely, a shareholder’s notice shall be delivered to the Secretary at the principal executive offices of the corporation no later than the close of business on the 120th day nor earlier than the close of business on the 150th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the close of business on the 150th day prior to such annual meeting and not later than the close of business on the later of the 120th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a shareholder’s notice as described above.
(2)    With respect to shareholder nomination(s) for the election of directors each such notice shall set forth: (i) the name and address of the shareholder who intends to make the nomination(s), of any beneficial owner of

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shares on whose behalf such nomination is being made and of the person or persons to be nominated; (ii) a representation that the shareholder is a holder of record of stock of the corporation entitled to vote at such meeting (including the number of shares the shareholder owns as of the record date (or as of the most recent practicable date if no record date has been set) and the length of time the shares have been held) and intends to appear in person or by attorney in fact at the meeting to nominate the person or persons specified in the notice; (iii) a description of all arrangements and understandings between the shareholder or any beneficial holder on whose behalf it holds such shares, and their respective affiliates, and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (iv) such other information regarding each nominee proposed by such shareholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission (whether or not such rules are applicable) had each nominee been nominated, or intended to be nominated, by the Board of Directors; (v) the consent of each nominee to serve as a director of the corporation if so elected; and (vi) the Share Information with respect to the shareholder. The corporation may require any proposed nominee to furnish such other information as may reasonably be requested by the corporation to determine the eligibility of such proposed nominee to serve as an independent director of the corporation.
(3)    With respect to shareholder proposal(s) for action(s) to be taken at an annual meeting of shareholders, the notice shall clearly set forth: (i) the name and address of the shareholder who intends to make the proposal(s); (ii) a representation that the shareholder is a holder of record of the stock of the corporation entitled to vote at the meeting (including the number of shares the shareholder owns as of the record date (or as of the most recent practicable date if no record date has been set) and the length of time the shares have been held) and intends to appear in person or by proxy to make the proposal(s) specified in the notice; (iii) the proposal(s) and a brief supporting statement of such proposal(s); (iv) a statement that the shareholder (or the shareholder’s legal representative) will attend the meeting and present the proposal; (v) such other information regarding the proposal(s) as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission (whether or not such rules are applicable); and (vi) the Share Information with respect to the shareholder. A shareholder may submit no more than two proposals for a particular meeting of shareholders.
(4)    Notwithstanding anything in the second sentence of paragraph (a)(1) of this Section 2.04 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the corporation is increased and there is no public announcement naming all the nominees for director or specifying the size of the increased Board of Directors made by the corporation at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a

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shareholder’s notice required by this bylaw shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the corporation.
(5)    For purposes of these bylaws, the term “Share Information” shall mean (i) the class or series and number of shares of the corporation that are owned, directly or indirectly, of record and/or beneficially by a shareholder, any beneficial owner on whose behalf the shareholder is acting and any of their respective affiliates (as defined below), (ii) any option, warrant, convertible security, stock appreciation right or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the corporation or with a value derived in whole or in part from the value of any class or series of shares of the corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by such shareholder, any such beneficial owner and any of their respective Affiliates, and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the corporation, (iii) any proxy, agreement, arrangement, understanding, or relationship pursuant to which such shareholder has a right to vote any shares of any security of the corporation, (iv) any short interest in any security of the corporation (for purposes of these bylaws, a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any agreement, arrangement, understanding, relationship or otherwise, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security or to mitigate the loss to or reduce the economic risk of any class or series of shares of the corporation), (v) any rights to dividends on the shares of the corporation owned beneficially by such shareholder that are separated or separable from the underlying shares of the corporation, (vi) any proportionate interest in shares of the corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such shareholder or beneficial owner is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, (vii) any performance-related fees (other than asset-based fees) that such shareholder, any such beneficial owner or any of their respective Affiliates are entitled to based on any increase or decrease in the value of shares of the corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such person’s immediate family sharing the same household, (viii) any significant equity interests or any Derivative Instruments or other interests in any principal competitor of the corporation held by such shareholder, any such beneficial owner and any of their respective Affiliates, and (ix) any direct or indirect interest of such shareholder, any such beneficial owner and any

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of their respective Affiliates in any contract with the corporation, any Affiliate of the corporation or any principal competitor of the corporation (which information shall be supplemented by such stockholder, not later than ten (10) days after the record date for the meeting to disclose such ownership as of the record date). For purposes of these bylaws, the term, “Affiliate” shall mean any person that, directly or indirectly, is controlling, controlled by or is under common control with or is acting in concert with, such person.
(6)    In addition, to be timely and in proper form, a shareholder’s notice shall further be updated and supplemented, if necessary, so that the information provide or required to be provided in such notice shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to the Secretary at the principal executive offices of the corporation not later than five (5) business days after the record date, and not later than eight (8) business days prior to the date for the meeting and any adjournment or postponement thereof.
(7)    The procedures and other requirements set forth in this Section 2.04(a) shall be the exclusive means for a shareholder to make a director nomination or make a shareholder proposal (other than a proposal properly brought under Rule 14a-8 under the Securities Exchange Act and included in the corporation’s proxy statement).
(b)    Special Meetings of Shareholders.
(1)    Except with respect to nomination(s) or proposal(s) adopted or recommended by the Board of Directors for inclusion in the notice to shareholders for a special meeting of shareholders, a shareholder entitled to vote a special meeting may nominate a person or persons for election as director(s) and/or propose action(s) to be taken at a meeting only if written notice of any shareholder nomination(s) and/or proposal(s) to be considered for a vote at a special meeting is delivered personally or mailed by Certified Mail-Return Receipt Requested to the Corporate Secretary of the corporation at the principal business office of the corporation so that it is received in a reasonable period of time (as determined by the Board) before such special meeting and only if such nomination or proposal is within the purposes described in the notice to shareholders of the special meeting.
(2)    With respect to shareholder nomination(s) for the election of directors at a special meeting, a nominating shareholder shall comply with the notice requirements for notices of nominees pertaining to annual meetings under paragraph (a)(2) of this Section 2.04. With respect to shareholder proposal(s) for action(s) to be taken at a special meeting of shareholders, the notice shall clearly set forth: (i) the name and address of the shareholder who intends to make the proposal(s); (ii) a representation that the shareholder is a holder of record of the

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stock of the corporation entitled to vote at the meeting (including the number of shares the shareholder owns as of the record date (or as of the most recent practicable date if no record date has been set) and the length of time the shares have been held) and intends to appear in person or by proxy to make the proposal(s) specified in the notice; (iii) the proposal(s) and a brief supporting statement of such proposal(s); (iv) a statement that the shareholder (or the shareholder’s legal representative) will attend the meeting and present the proposal(s); (v) such other information regarding the proposal(s) as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission (whether or not such rules are applicable) and (vi) the Share Information with respect to the shareholder.
(c)    General.
(1)    Only such persons who are nominated in accordance with the procedures set forth in this bylaw shall be eligible to serve as directors and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this bylaw. Except as otherwise provided by law, the Articles of Incorporation or the Bylaws of the corporation, the Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made, or proposed, as the case may be, in accordance with the procedures set forth in this bylaw and, if such proposed nomination or business is not in compliance with this bylaw, to declare that such defective proposal or nomination shall be disregarded.
(2)    For purposes of this bylaw, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commissions pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended (“Exchange Act”).
(3)    Notwithstanding the foregoing provisions of this bylaw, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this bylaw. Nothing in this bylaw shall be deemed to affect any rights of (i) shareholders to request inclusion of proposals in the corporation’s proxy statements pursuant to Rule 14a-8 under the Exchange Act or (ii) the holders of any series of Preferred Stock to elect directors under specified circumstances.
2.05    Fixing of Record Date. The Board of Directors may fix in advance a date as the record date for one or more voting classes for any determination of shareholders entitled to notice of a shareholders’ meeting, to demand a special meeting, to vote, or to take any other action, such date in any case to be not more than seventy (70) days prior to the meeting or action requiring such determination of shareholders, and may fix the record date for

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determining shareholders entitled to a share dividend or distribution. If no record date is fixed for the determination of shareholders entitled to demand a shareholder meeting, to notice of or to vote at a meeting of shareholders, or to consent to action without a meeting, (a) the close of business on the day before the corporation receives the first written demand for a shareholder meeting, (b) the close of business on the day before the first notice of the meeting is mailed or otherwise delivered to shareholders, or (c) the close of business on the day before the first written consent to shareholder action without a meeting is received by the corporation, as the case may be, shall be the record date for the determination of shareholders. If no record date is fixed for the determination of shareholders entitled to receive a share dividend or distribution (other than a distribution involving a purchase, redemption or other acquisition of the corporation’s shares), the close of business on the day on which the resolution of the Board of Directors is adopted declaring the dividend or distribution shall be the record date. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall be applied to any adjournment thereof unless the Board of Directors fixes a new record date and except as otherwise required by law. A new record date must be set if a meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.
2.06    Shareholder List. The officer or agent having charge of the stock transfer books for shares of the corporation shall, before each meeting of shareholders, make a complete record of the shareholders entitled to notice of such meeting, arranged by class or series of shares and showing the address of and the number of shares held by each shareholder. The shareholder list shall be available at the meeting and may be inspected by any shareholder or his or her agent or attorney at any time during the meeting or any adjournment. Any shareholder or his or her agent or attorney may inspect the shareholder list beginning two (2) business days after the notice of the meeting is given and continuing to the date of the meeting, at the corporation’s principal office or at a place identified in the meeting notice in the city where the meeting will be held and, subject to Section 180.1602(2)(b) 3 to 5 of the Wisconsin Business Corporation Law, may copy the list, during regular business hours and at his or her expense, during the period that it is available for inspection hereunder. The original stock transfer books and nominee certificates on file with the corporation (if any) shall be prima facie evidence as to who are the shareholders entitled to inspect the shareholder list or to vote at any meeting of shareholders. Refusal or failure to comply with the requirements of this section shall not affect the validity of any action taken at such meeting.
2.07    Quorum and Voting Requirements. Except as otherwise provided in the Articles of Incorporation or in the Wisconsin Business Corporation Law, a majority of the votes entitled to be cast by shares entitled to vote as a separate voting class on a matter, represented in person or by proxy, shall constitute a quorum of that voting class for action on that matter at a meeting of shareholders. If a quorum exists, action on a matter, other than the election of directors, by a voting class is approved if the votes cast within the voting class favoring the action exceed the votes cast opposing the action unless a greater number of affirmative votes is required by the Wisconsin Business Corporation Law or the Articles of Incorporation. If the Articles of Incorporation or the Wisconsin Business Corporation Law provide for voting by two (2) or more voting classes on a matter, action on that matter is taken only when voted

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upon by each of those voting classes counted separately. Action may be taken by one (1) voting class on a matter even though no action is taken by another voting class entitled to vote on the matter. Although less than a quorum exists at a meeting, a majority of the shares represented at the meeting may adjourn the meeting from time to time and, unless a new record date is or must be set for the meeting, the corporation is not required to give notice of the new date, time or place of the meeting if the new date, time or place is announced at the meeting before adjournment. Once a share is represented for any purpose at a meeting, other than for the purpose of objecting to holding the meeting or transacting business at the meeting, it is considered present for purposes of determining whether a quorum exists for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that meeting. The term “voting class” as used in these Bylaws shall have the same meaning as the term “voting group” under the Wisconsin Business Corporation Law.
2.08    Conduct of Meetings. The Chairperson of the Board, or if there is none, or in his or her absence, the President, and in the President’s absence, a Vice President in the order provided under Section 4.06 of these Bylaws, and in their absence, any person chosen by the shareholders present shall call the meeting of the shareholders to order and shall act as chairperson of the meeting, and the Secretary shall act as secretary of all meetings of the shareholders, but, in the absence of the Secretary, the presiding officer may appoint any other person to act as secretary of the meeting.
2.09    Proxies. At all meetings of shareholders, a shareholder entitled to vote may vote in person or by proxy appointed in writing by the shareholder or by his or her duly authorized attorney-in-fact. All proxy appointment forms shall be filed with the Secretary or other officer or agent of the corporation authorized to tabulate votes before or at the time of the meeting. Unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest, a proxy appointment may be revoked at any time. The presence of a shareholder who has filed a proxy appointment shall not of itself constitute a revocation. No proxy appointment shall be valid after eleven months from the date of its execution, unless otherwise expressly provided in the appointment form. The Board of Directors shall have the power and authority to make rules that are not inconsistent with the Wisconsin Business Corporation Law as to the validity and sufficiency of proxy appointments.
2.10    Voting of Shares. Each outstanding share shall be entitled to one (1) vote on each matter submitted to a vote at a meeting of shareholders, except to the extent that the voting rights of the shares are enlarged, limited or denied by the Articles of Incorporation or the Wisconsin Business Corporation Law. Shares owned directly or indirectly by another corporation are not entitled to vote if this corporation owns, directly or indirectly, sufficient shares to elect a majority of the directors of such other corporation. However, the prior sentence shall not limit the power of the corporation to vote any shares, including its own shares, held by it in a fiduciary capacity. Redeemable shares are not entitled to vote after notice of redemption is mailed to the holders and a sum sufficient to redeem the shares has been deposited with a bank, trust company, or other financial institution under an irrevocable obligation to pay the holders the redemption price on surrender of the shares.

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ARTICLE III

BOARD OF DIRECTORS
3.01    General Powers and Number. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of, its Board of Directors. The number of directors of the corporation shall be ten (10). The number of directors may be increased or decreased from time to time by amendment to this Section adopted by the shareholders or the Board of Directors, but no decrease shall have the effect of shortening the term of an incumbent director.
3.02    Election, Removal, Tenure and Qualifications. Unless action is taken without a meeting under Section 7.01 of these Bylaws, directors shall be elected by a plurality of the votes cast by the shares of the voting class entitled to vote for such directors in the election at a shareholders meeting at which a quorum is present; i.e., the individuals eligible for election by a voting class with the largest number of votes in favor of their election are elected as directors up to the maximum number of directors to be chosen in the election by such voting class. Votes against a candidate are not given legal effect and are not counted as votes cast in an election of directors. In the event two (2) or more persons tie for the last vacancy to be filled, a run-off vote shall be taken from among the candidates receiving the tie vote. Each director shall hold office until the next annual meeting of shareholders and until the director’s successor shall have been elected or there is a decrease in the number of directors, or until his or her prior death, resignation or removal. Any director may be removed from office by the affirmative vote of a two-thirds majority of the shares outstanding of the class or classes of stock which elected such director at a special meeting of shareholders called for that purpose. Although the foregoing bylaw establishes a greater shareholder voting requirement than is generally provided by the Wisconsin Business Corporation Law, it has not been amended or repealed, and it is therefore effective pursuant to Section 180.1706(4) or successor statutes. The removal may be made with or without cause unless the Articles of Incorporation or these Bylaws provide that directors may be removed only for cause. If a director is elected by a voting class of shareholders, only the shareholders of that voting class may participate in the vote to remove that director. A director may resign at any time by delivering a written resignation to the Board of Directors, to the Chairperson of the Board (if there is one), or to the corporation through the Secretary or otherwise. Directors need not be residents of the State of Wisconsin or shareholders of the corporation.
3.03    Regular Meetings. A regular meeting of the Board of Directors shall be held, without other notice than this Bylaw, immediately after the annual meeting of shareholders, and each adjourned session thereof. The place of such regular meeting shall be the same as the place of the meeting of shareholders which precedes it, or such other suitable place as may be announced at such meeting of shareholders or designated in a notice sent to the directors. The Board of Directors and any committee may provide, by resolution, the time and place, either within or without the State of Wisconsin, for the holding of additional regular meetings without other notice than such resolution.

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3.04    Special Meetings. Special meetings of the Board of Directors may be called by the Secretary of the corporation at the request of any member of the Board of Directors or by the Chairman or the President of the corporation. Special meetings of any committee may be called by or at the request of the foregoing persons or the chairperson of the committee. The persons calling any special meeting of the Board of Directors or committee may fix any place, either within or without the State of Wisconsin, as the place for holding any special meeting called by them, and if no other place is fixed the place of meeting shall be the principal office of the corporation in the State of Wisconsin.
3.05    Meetings By Telephone or Other Communication Technology.
(a)    Any or all directors may participate in a regular or special meeting or in a committee meeting of the Board of Directors by, or conduct the meeting through the use of, telephone or any other means of communication by which either: (i) all participating directors may simultaneously hear each other during the meeting or (ii) all communication during the meeting is immediately transmitted to each participating director, and each participating director is able to immediately send messages to all other participating directors.
(b)    If a meeting will be conducted through the use of any means described in Section 3.05(a), all participating directors shall be informed that a meeting is taking place at which official business may be transacted. A director participating in a meeting by any means described in Section 3.05(a) is deemed to be present in person at the meeting.
3.06    Notice of Meetings. Except as otherwise provided in the Articles of Incorporation or the Wisconsin Business Corporation Law, notice of the date, time and place of any special meeting of the Board of Directors and of any special meeting of a committee of the Board shall be given orally or in writing to each director or committee member at least 48 hours prior to the meeting, except that notice by mail shall be given at least 72 hours prior to the meeting. For purposes of this Section 3.06, notice by electronic transmission is written notice. The notice need not describe the purpose of the meeting. Notice may be communicated in person; by mail or other method of delivery (meaning any method of delivery used in conventional commercial practice, including delivery by hand, mail, commercial delivery and “electronic transmission,” as defined in the Wisconsin Business Corporation Law); by telephone, including voice mail, answering machine or answering service; or by any other electronic means. Oral notice is effective when communicated. Written notice is effective as follows: If delivered in person or by commercial delivery, when received; if given by mail, when deposited, postage prepaid, in the United States mail addressed to the director at his or her business or home address (or such other address as the director may have designated in writing filed with the Secretary); if given by facsimile, at the time transmitted to a facsimile number at any address designated above; if given by telegraph, when delivered to the telegraph company; and if given by electronic transmission, when electronically transmitted to the director in a manner authorized by the director.
3.07    Quorum. Except as otherwise provided by the Wisconsin Business Corporation Law, a majority of the number of directors as provided in Section 3.01 shall constitute a

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quorum of the Board of Directors. Except as otherwise provided by the Wisconsin Business Corporation Law, a majority of the number of directors appointed to serve on a committee shall constitute a quorum of the committee. Although less than a quorum of the Board of Directors or a committee is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.
3.08    Manner of Acting. Except as otherwise provided by the Wisconsin Business Corporation Law or the Articles of Incorporation, the affirmative vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors or any committee thereof.
3.09    Conduct of Meetings. The Chairperson of the Board, or if there is none, or in his or her absence, the President, and in the President’s absence, a Vice President in the order provided under Section 4.06 of these Bylaws, and in their absence, any director chosen by the directors present, shall call meetings of the Board of Directors to order and shall chair the meeting. The Secretary of the corporation shall act as secretary of all meetings of the Board of Directors, but in the absence of the Secretary, the presiding officer may appoint any assistant secretary or any director or other person present to act as secretary of the meeting.
3.10    Vacancies. Any vacancy occurring in the Board of Directors, including a vacancy created by an increase in the number of directors, may be filled by the shareholders or the Board of Directors. If the directors remaining in office constitute fewer than a quorum of the Board, the directors may fill a vacancy by the affirmative vote of a majority of all directors remaining in office. If the vacant office was held by a director elected by a voting class of shareholders, only the holders of shares of that voting class may vote to fill the vacancy if it is filled by the shareholders, and only the remaining directors elected by that voting class may vote to fill the vacancy if it is filled by the directors. A vacancy that will occur at a specific later date (because of a resignation effective at a later date or otherwise) may be filled before the vacancy occurs, but the new director may not take office until the vacancy occurs.
3.11    Compensation. The Board of Directors, irrespective of any personal interest of any of its members, may fix the compensation of directors, or may delegate the authority to an appropriate committee.
3.12    Presumption of Assent. A director who is present and is announced as present at a meeting of the Board of Directors or a committee thereof at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless (i) the director objects at the beginning of the meeting or promptly upon his or her arrival to holding the meeting or transacting business at the meeting, or (ii) the director’s dissent or abstention from the action taken is entered in the minutes of the meeting, or (iii) the director delivers his or her written dissent or abstention to the presiding officer of the meeting before the adjournment thereof or to the corporation immediately after the adjournment of the meeting. Such right to dissent or abstain shall not apply to a director who voted in favor of such action.
3.13    Committees. Unless the Articles of Incorporation otherwise provide, the Board of Directors, by resolution adopted by the affirmative vote of a majority of all the directors

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then in office, may create one (1) or more committees. Each committee shall consist of three (3) or more directors as members. An Executive Committee so appointed shall have and may exercise, when the Board of Directors is not in session, the powers of the Board of Directors in the management of the business and affairs of the corporation, subject to the limitations set forth in this Section 3.13 and any additional limitations provided by resolution adopted by the affirmative vote of the directors then in office. Committees other than an Executive Committee, to the extent provided in the resolution adopted by the Board of Directors creating such other committees, and as thereafter supplemented or amended by further resolution adopted by a like vote, may exercise the authority of the Board of Directors, except that neither the Executive Committee nor any other committee may: (a) authorize distributions; (b) approve or propose to shareholders action that the Wisconsin Business Corporation Law requires be approved by shareholders; (c) fill vacancies on the Board of Directors or any of its committees, except that the Board of Directors may provide by resolution that any vacancies on a committee shall be filled by the affirmative vote of a majority of the remaining committee members; (d) amend the Articles of Incorporation; (e) adopt, amend or repeal Bylaws; (f) approve a plan of merger not requiring shareholder approval; (g) authorize or approve reacquisition of shares, except according to a formula or method prescribed by the Board of Directors or (h) authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences and limitations of a class or series of shares, except within limits prescribed by the Board of Directors. The Board of Directors may elect one or more of its members as alternate members of any such committee who may take the place of any absent member or members at any meeting of such committee, upon request by the Chairperson of the Board, if there is one, the President or upon request by the chairperson of such meeting. Each such committee shall fix its own rules (consistent with the Wisconsin Business Corporation Law, the Articles of Incorporation and these Bylaws) governing the conduct of its activities and shall make such reports to the Board of Directors of its activities as the Board of Directors may request. Unless otherwise provided by the Board of Directors in creating a committee, a committee may employ counsel, accountants and other consultants to assist it in the exercise of authority. The creation of a committee, delegation of authority to a committee or action by a committee does not relieve the Board of Directors or any of its members of any responsibility imposed on the Board of Directors or its members by law.
ARTICLE IV

OFFICERS
4.01    Appointment. The principal officers shall include a President, one or more Vice Presidents (the number and designations to be determined by the Board of Directors), a Secretary, a Treasurer and such other officers if any, as may be deemed necessary by the Board of Directors, each of whom shall be appointed by the Board of Directors. Any two or more offices may be held by the same person.
4.02    Resignation and Removal. An officer shall hold office until he or she resigns, dies, is removed hereunder, or a different person is appointed to the office. An officer may

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resign at any time by delivering an appropriate written notice to the corporation. The resignation is effective when the notice is delivered, unless the notice specifies a later effective date and the corporation accepts the later effective date. Any officer may be removed by the Board of Directors with or without cause and notwithstanding the contract rights, if any, of the person removed. Except as provided in the preceding sentence, the resignation or removal is subject to any remedies provided by any contract between the officer and the corporation or otherwise provided by law. Appointment shall not of itself create contract rights.
4.03    Vacancies. A vacancy in any office because of death, resignation, removal or otherwise, shall be filled by the Board of Directors. If a resignation is effective at a later date, the Board of Directors may fill the vacancy before the effective date if the Board of Directors provides that the successor may not take office until the effective date.
4.04    Chairperson of the Board. The Board of Directors may at its discretion appoint a Chairperson of the Board. The Chairperson of the Board, if there is one, shall preside at all meetings of the shareholders and Board of Directors, and shall carry out such other duties as directed by the Board of Directors.
4.05    President. The President shall be the principal executive officer and, subject to the control and direction of the Board of Directors, shall in general supervise and control all of the business and affairs of the corporation. He or she shall, in the absence of the Chairperson of the Board (if one is appointed), preside at all meetings of the shareholders and of the Board of Directors. The President shall have authority, subject to such rules as may be prescribed by the Board of Directors, to appoint such agents and employees of the corporation as he or she shall deem necessary, to prescribe their powers, duties and compensation, and to delegate authority to them. Such agents and employees shall hold office at the discretion of the President. The President shall have authority to sign, execute and acknowledge, on behalf of the corporation, all deeds, mortgages, bonds, stock certificates, contracts, leases, reports and all other documents or instruments necessary or proper to be executed in the course of the corporation’s regular business, or which shall be authorized by resolution of the Board of Directors; and, except as otherwise provided by law or directed by the Board of Directors, the President may authorize any Vice President or other officer or agent of the corporation to sign, execute and acknowledge such documents or instruments in his or her place and stead. In general he or she shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.
4.06    Vice Presidents. In the absence of the President, or in the event of the President’s death, inability or refusal to act, or in the event for any reason it shall be impracticable for the President to act personally, a Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated by the Board of Directors, or in the absence of any designation, then in the order of their appointment) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Any Vice President may sign, with the Secretary or Assistant Secretary, certificates for shares of the corporation; and shall perform such other duties and have such authority as from time to time may be delegated or assigned to

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him or her by the President or the Board of Directors. The execution of any instrument of the corporation by any Vice President shall be conclusive evidence, as to third parties, of the Vice President’s authority to act in the stead of the President.
4.07    Secretary. The Secretary shall: (a) keep (or cause to be kept) regular minutes of all meetings of the shareholders, the Board of Directors and any committees of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the corporation, if any, and see that the seal of the corporation, if any, is affixed to all documents which are authorized to be executed on behalf of the corporation under its seal; (d) keep or arrange for the keeping of a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder; (e) sign with the President, or a Vice President, certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) keep or arrange for the keeping of the stock transfer books of the corporation; and (g) in general perform all duties incident to the office of Secretary and have such other duties and exercise such authority as from time to time may be delegated or assigned to him or her by the President or by the Board of Directors.
4.08    Treasurer. The Treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the corporation; (b) receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such banks, trust companies or other depositaries as shall be selected by the corporation; and (c) in general perform all of the duties incident to the office of Treasurer and have such other duties and exercise such other authority as from time to time may be delegated or assigned to him or her by the President or by the Board of Directors.
4.09    Assistants and Acting Officers. The Board of Directors or the President shall have the power to appoint any person to act as assistant to any officer, or as agent for the corporation in the officer’s stead, or to perform the duties of such officer whenever for any reason it is impracticable for such officer to act personally, and such assistant or acting officer or other agent so appointed by the Board of Directors or President shall have the power to perform all the duties of the office to which that person is so appointed to be assistant, or as to which he or she is so appointed to act, except as such power may be otherwise defined or restricted by the Board of Directors or the President.
4.10    Salaries. The salaries of the principal officers shall be fixed from time to time by the Board of Directors or by a duly authorized committee thereof, and no officer shall be prevented from receiving such salary by reason of the fact that such officer is also a director of the corporation.
ARTICLE V

CERTIFICATES FOR SHARES AND THEIR TRANSFER

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5.01    Certificates for Shares. Shares of the corporation’s stock may be certificated or uncertificated, as provided under the Wisconsin Business Corporation Law.
(d)    Shares of this corporation may be represented by certificates. Certificates representing shares of the corporation shall be in such form, consistent with law, as shall be determined by the Board of Directors. At a minimum, a share certificate shall state on its face the name of the corporation and that it is organized under the laws of the State of Wisconsin, the name of the person to whom issued, and the number and class of shares and the designation of the series, if any, that the certificate represents. If the corporation is authorized to issue different classes of shares or different series within a class, the front or back of the certificate must contain either (i) a summary of the designations, relative rights, preferences and limitations applicable to each class, and the variations in the rights, preferences and limitations determined for each series and the authority of the Board of Directors to determine variations for future series, or (ii) a conspicuous statement that the corporation will furnish the shareholder the information described in clause (i) on request, in writing and without charge. Such certificates shall be signed, either manually or in facsimile, by the Chairman, the President, or a Vice President and by the Secretary or an Assistant Secretary. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the corporation. All certificates surrendered to the corporation for transfer shall be canceled and no new certificate or uncertificated shares shall be issued until, in the case of shares represented by a stock certificate, the former certificate for a like number of shares shall have been surrendered and canceled, except as provided in Section 5.05.
(e)    The Board of Directors may authorize the issuance of some or all of any or all classes or series of the corporation's stock, common, preferred or otherwise, without certificates. The authorization does not affect shares already represented by certificates until the certificates are surrendered to the corporation. Within a reasonable time after the issuance or transfer of shares without certificates, the corporation shall send the shareholder a written statement of the information required on share certificates by paragraph (a) of this Section 5.01 and, if applicable, Section 5.04. Unless the Wisconsin Business Corporation Law or Chapter 408 of the Wisconsin Statutes expressly provides otherwise, the rights and obligations of shareholders are identical whether or not their shares are represented by certificates.
5.02    Signature by Former Officers. If an officer or assistant officer, who has signed or whose facsimile signature has been placed upon any certificate for shares, has ceased to be such officer or assistant officer before such certificate is issued, the certificate may be issued by the corporation with the same effect as if that person were still an officer or assistant officer at the date of its issue.
5.03    Transfer of Shares. The corporation’s books shall reflect transfers of shares only if a transfer of such shares has been made or directed by the record holder of such shares,

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or by the record holder’s attorney lawfully constituted in writing, and, in the case of shares represented by a certificate, upon surrender of the certificate or compliance with Section 5.05. Prior to due presentment of a certificate for shares for registration of transfer, and unless the corporation has established a procedure by which a beneficial owner of shares held by a nominee is to be recognized by the corporation as the shareholder, the corporation may treat the registered owner of such shares as the person exclusively entitled to vote, to receive notifications and otherwise to have and exercise all the rights and power of an owner. The corporation may require reasonable assurance that all transfer endorsements are genuine and effective and in compliance with all regulations prescribed by or under the authority of the Board of Directors.
5.04    Restrictions on Transfer. The face or reverse side of each certificate representing shares, or with respect to shares without certificates, the written statement of the information required by Section 5.01(b), shall bear a conspicuous notation of any restriction upon the transfer of such shares imposed by the corporation or imposed by any agreement of which the corporation has written notice.
5.05    Lost, Destroyed or Stolen Certificates. Where the owner claims that his or her certificate for shares has been lost, destroyed or wrongfully taken, a new certificate, or a new statement as provided in Section 5.01(b) for uncertificated shares, shall be issued in place thereof if the owner (a) so requests before the corporation has notice that such shares have been acquired by a bona fide purchaser, and (b) if required by the corporation, files with the corporation a sufficient indemnity bond, and (c) satisfies such other reasonable requirements as may be prescribed by or under the authority of the Board of Directors.
5.06    Consideration for Shares. The shares of the corporation may be issued for such consideration as shall be fixed from time to time and determined to be adequate by the Board of Directors, provided that any shares having a par value shall not be issued for a consideration less than the par value thereof. The consideration may consist of any tangible or intangible property or benefit to the corporation, including cash, promissory notes, services performed, contracts for services to be performed, or other securities of the corporation. When the corporation receives the consideration for which the Board of Directors authorized the issuance of shares, such shares shall be deemed to be fully paid and nonassessable by the corporation.
5.07    Stock Regulations. The Board of Directors shall have the power and authority to make all such rules and regulations not inconsistent with the statutes of the State of Wisconsin as it may deem expedient concerning the issue, transfer and registration of certificates representing shares of the corporation, including the appointment or designation of one or more stock transfer agents and one or more registrars.
ARTICLE VI

WAIVER OF NOTICE

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6.01    Shareholder Written Waiver. A shareholder may waive any notice required by the Wisconsin Business Corporation Law, the Articles of Incorporation or these Bylaws before or after the date and time stated in the notice. The waiver shall be in writing and signed by the shareholder entitled to the notice, shall contain the same information that would have been required in the notice under the Wisconsin Business Corporation Law except that the time and place of meeting need not be stated, and shall be delivered to the corporation for inclusion in the corporate records.
6.02    Shareholder Waiver by Attendance. A shareholder’s attendance at a meeting, in person or by proxy, waives objection to both of the following:
(c)    Lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting or promptly upon arrival objects to holding the meeting or transacting business at the meeting.
(d)    Consideration of a particular matter at the meeting that is not within the purpose described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.
6.03    Director Written Waiver. A director may waive any notice required by the Wisconsin Business Corporation Law, the Articles of Incorporation or the Bylaws before or after the date and time stated in the notice. The waiver shall be in writing, signed by the director entitled to the notice and retained by the corporation.
6.04    Director Waiver by Attendance. A director’s attendance at or participation in a meeting of the Board of Directors or any committee thereof waives any required notice to him or her of the meeting unless the director at the beginning of the meeting or promptly upon his or her arrival objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.
ARTICLE VII

ACTION WITHOUT MEETINGS
7.01    Shareholder Action Without Meeting. Action required or permitted by the Wisconsin Business Corporation Law to be taken at a shareholders’ meeting may be taken without a meeting by all shareholders entitled to vote on the action. The action must be evidenced by one or more written consents describing the action taken, signed by the shareholders consenting thereto and delivered to the corporation for inclusion in its corporate records. Action taken hereunder is effective when the consent is delivered to the corporation, unless the consent specifies a different effective date. A consent hereunder has the effect of a meeting vote and may be described as such in any document.
7.02    Director Action Without Meeting. Unless the Articles of Incorporation provide otherwise, action required or permitted by the Wisconsin Business Corporation Law to be taken at a Board of Directors meeting or committee meeting may be taken without a meeting if

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the action is taken by all members of the Board or committee. The action shall be evidenced by one or more written consents describing the action taken, signed by each director and retained by the corporation. Action taken hereunder is effective when the last director signs the consent, unless the consent specifies a different effective date. A consent signed hereunder has the effect of a unanimous vote taken at a meeting at which all directors or committee members were present, and may be described as such in any document.
ARTICLE VIII

INDEMNIFICATION
8.01    Indemnification for Successful Defense. Within twenty (20) days after receipt of a written request pursuant to Section 8.03, the corporation shall indemnify a director or officer, to the extent he or she has been successful on the merits or otherwise in the defense of a proceeding, for all reasonable expenses incurred in the proceeding if the director or officer was a party because he or she is a director or officer of the corporation.
8.02    Other Indemnification.
(a)    In cases not included under Section 8.01, the corporation shall indemnify a director or officer against all liabilities and expenses incurred by the director or officer in a proceeding to which the director or officer was a party because he or she is a director or officer of the corporation, unless liability was incurred because the director or officer breached or failed to perform a duty he or she owes to the corporation and the breach or failure to perform constitutes any of the following:
(1)    A willful failure to deal fairly with the corporation or its shareholders in connection with a matter in which the director or officer has a material conflict of interest.
(2)    A violation of criminal law, unless the director or officer had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful.
(3)    A transaction from which the director or officer derived an improper personal profit.
(4)    Willful misconduct.
(b)    Determination of whether indemnification is required under this Section shall be made pursuant to Section 8.05.
(c)    The termination of a proceeding by judgment, order, settlement or conviction, or upon a plea of no contest or an equivalent plea, does not, by itself, create a presumption that indemnification of the director or officer is not required under this Section.

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8.03    Written Request. A director or officer who seeks indemnification under Sections 8.01 or 8.02 shall make a written request to the corporation.
8.04    Nonduplication. The corporation shall not indemnify a director or officer under Sections 8.01 or 8.02 if the director or officer has previously received indemnification or allowance of expenses from any person, including the corporation, in connection with the same proceeding. However, the director or officer has no duty to look to any other person for indemnification.
8.05    Determination of Right to Indemnification.
(a)    Unless otherwise provided by the Articles of Incorporation or by written agreement between the director or officer and the corporation, the director or officer seeking indemnification under Section 8.02 shall select one of the following means for determining his or her right to indemnification:
(1)    By a majority vote of a quorum of the Board of Directors consisting of directors not at the time parties to the same or related Proceedings. If a quorum of disinterested directors cannot be obtained, by majority vote of a committee duly appointed by the Board of Directors and consisting solely of two (2) or more directors who are not at the time parties to the same or related proceedings. Directors who are parties to the same or related proceedings may participate in the designation of members of the committee.
(2)    By independent legal counsel selected by a quorum of the Board of Directors or its committee in the manner prescribed in sub. (1) or, if unable to obtain such a quorum or committee, by a majority vote of the full Board of Directors, including directors who are parties to the same or related proceedings.
(3)    By a panel of three (3) arbitrators consisting of one arbitrator selected by those directors entitled under sub. (2) to select independent legal counsel, one arbitrator selected by the director or officer seeking indemnification and one arbitrator selected by the two (2) arbitrators previously selected.
(4)    By an affirmative vote of shares represented at a meeting of shareholders at which a quorum of the voting group entitled to vote thereon is present. Shares owned by, or voted under the control of, persons who are at the time parties to the same or related proceedings, whether as plaintiffs or defendants or in any other capacity, may not be voted in making the determination.
(5)    By a court under Section 8.08.
(6)    By any other method provided for in any additional right to indemnification permitted under Section 8.07.

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(b)    In any determination under (a), the burden of proof is on the corporation to prove by clear and convincing evidence that indemnification under Section 8.02 should not be allowed.
(c)    A written determination as to a director’s or officer’s indemnification under Section 8.02 shall be submitted to both the corporation and the director or officer within 60 days of the selection made under (a).
(d)    If it is determined that indemnification is required under Section 8.02, the corporation shall pay all liabilities and expenses not prohibited by Section 8.04 within ten (10) days after receipt of the written determination under (c). The corporation shall also pay all expenses incurred by the director or officer in the determination process under (a).
8.06    Advance of Expenses. Within ten (10) days after receipt of a written request by a director or officer who is a party to a proceeding, the corporation shall pay or reimburse his or her reasonable expenses as incurred if the director or officer provides the corporation with all of the following:
(a)    A written affirmation of his or her good faith belief that he or she has not breached or failed to perform his or her duties to the corporation.
(b)    A written undertaking, executed personally or on his or her behalf, to repay the allowance to the extent that it is ultimately determined under Section 8.05 that indemnification under Section 8.02 is not required and that indemnification is not ordered by a court under Section 8.08(b)(2). The undertaking under this Section 8.06(b) shall be an unlimited general obligation of the director or officer and may be accepted without reference to his or her ability to repay the allowance. The undertaking may be secured or unsecured.
8.07    Nonexclusivity.
(a)    Except as provided in Section 8.07(b), Sections 8.01, 8.02 and 8.06 do not preclude any additional right to indemnification or allowance of expenses that a director or officer may have under any of the following:
(1)    The Articles of Incorporation.
(2)    A written agreement between the director or officer and the corporation.
(3)    A resolution of the Board of Directors.
(4)    A resolution, after notice, adopted by a majority vote of all of the corporation’s voting shares then issued and outstanding.

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(b)    Regardless of the existence of an additional right under Section 8.07(a), the corporation shall not indemnify a director or officer, or permit a director or officer to retain any allowance of expenses unless it is determined by or on behalf of the corporation that the director or officer did not breach or fail to perform a duty he or she owes to the corporation which constitutes conduct under Section 8.02(a)(1), (2), (3) or (4). A director or officer who is a party to the same or related proceeding for which indemnification or an allowance of expenses is sought may not participate in a determination under this Section 8.07(b).
(c)    Sections 8.01 to 8.14 do not affect the corporation’s power to pay or reimburse expenses incurred by a director or officer in either of the following circumstances:
(1)    As a witness in a proceeding to which he or she is not a party.
(2)    As a plaintiff or petitioner in a proceeding because he or she is or was an employee, agent, director or officer of the corporation.
8.08    Court-Ordered Indemnification.
(a)    Except as provided otherwise by written agreement between the director or officer and the corporation, a director or officer who is a party to a proceeding may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction. Application shall be made for an initial determination by the court under Section 8.05(a)(5) or for review by the court of an adverse determination under Section 8.05(a)(1), (2), (3), (4) or (6). After receipt of an application, the court shall give any notice it considers necessary.
(b)    The court shall order indemnification if it determines any of the following:
(3)    That the director or officer is entitled to indemnification under Sections 8.01 or 8.02.
(4)    That the director or officer is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, regardless of whether indemnification is required under Section 8.02.
(c)    If the court determines under Section 8.08(b) that the director or officer is entitled to indemnification, the corporation shall pay the director’s or officer’s expenses incurred to obtain the court-ordered indemnification.
8.09    Indemnification and Allowance of Expenses of Employees and Agents. The corporation shall indemnify an employee of the corporation who is not a director or officer of the corporation, to the extent that he or she has been successful on the merits or otherwise in defense of a proceeding, for all reasonable expenses incurred in the proceeding if the employee was a party because he or she was an employee of the corporation. In addition, the

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corporation may indemnify and allow reasonable expenses of an employee or agent who is not a director or officer of the corporation to the extent provided by the Articles of Incorporation or these Bylaws, by general or specific action of the Board of Directors or by contract.
8.10    Insurance. The corporation may purchase and maintain insurance on behalf of an individual who is an employee, agent, director or officer of the corporation against liability asserted against or incurred by the individual in his or her capacity as an employee, agent, director or officer, regardless of whether the corporation is required or authorized to indemnify or allow expenses to the individual against the same liability under Sections 8.01, 8.02, 8.06, 8.07 and 8.09.
8.11    Securities Law Claims.
(a)    Pursuant to the public policy of the State of Wisconsin, the corporation shall provide indemnification and allowance of expenses and may insure for any liability incurred in connection with a proceeding involving securities regulation described under Section 8.11(b) to the extent required or permitted under Sections 8.01 to 8.10.
(b)    Sections 8.01 to 8.10 apply, to the extent applicable to any other proceeding, to any proceeding involving a federal or state statute, rule or regulation regulating the offer, sale or purchase of securities, securities brokers or dealers, or investment companies or investment advisers.
8.12    Liberal Construction. In order for the corporation to obtain and retain qualified directors, officers and employees, the foregoing provisions shall be liberally administered in order to afford maximum indemnification of directors, officers and, where Section 8.09 of these Bylaws applies, employees. The indemnification above provided for shall be granted in all applicable cases unless to do so would clearly contravene law, controlling precedent or public policy.
8.13    Definitions Applicable to this Article. For purposes of this Article:
(a)    “Affiliate” shall include, without limitation, any corporation, partnership, joint venture, employee benefit plan, trust or other enterprise that directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the corporation.
(b)    “Corporation” means this corporation and any domestic or foreign predecessor of this corporation where the predecessor corporation’s existence ceased upon the consummation of a merger or other transaction.
(c)    “Director or officer” means any of the following:
(1)    An individual who is or was a director or officer of this corporation.

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(2)    An individual who, while a director or officer of this corporation, is or was serving at the corporation’s request as a director, officer, partner, trustee, member of any governing or decision-making committee, employee or agent of another corporation or foreign corporation, partnership, joint venture, trust or other enterprise.
(3)    An individual who, while a director or officer of this corporation, is or was serving an employee benefit plan because his or her duties to the corporation also impose duties on, or otherwise involve services by, the person to the plan or to participants in or beneficiaries of the plan.
(4)    Unless the context requires otherwise, the estate or personal representative of a director or officer.
For purposes of this Article, it shall be conclusively presumed that any director or officer serving as a director, officer, partner, trustee, member of any governing or decision-making committee, employee or agent of an affiliate shall be so serving at the request of the corporation.
(d)    “Expenses” include fees, costs, charges, disbursements, attorney fees and other expenses incurred in connection with a proceeding.
(e)    “Liability” includes the obligation to pay a judgment, settlement, penalty, assessment, forfeiture or fine, including an excise tax assessed with respect to an employee benefit plan, and reasonable expenses.
(f)    “Party” includes an individual who was or is, or who is threatened to be made, a named defendant or respondent in a proceeding.
(g)    “Proceeding” means any threatened, pending or completed civil, criminal, administrative or investigative action, suit, arbitration or other proceeding, whether formal or informal, which involves foreign, federal, state or local law and which is brought by or in the right of the corporation or by any other person.
ARTICLE IX

SEAL
The Board of Directors may provide a corporate seal which may be circular in form and have inscribed thereon the name of the corporation and the state of incorporation and the words “Corporate Seal.”
ARTICLE X

AMENDMENTS
10.01    By Shareholders. These Bylaws may be amended or repealed and new Bylaws may be adopted by the shareholders by the vote provided in Section 2.07 of these Bylaws or as

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specifically provided in this Section 10.01. If authorized by the Articles of Incorporation, the shareholders may adopt or amend a Bylaw that fixes a greater or lower quorum requirement or a greater voting requirement for shareholders or voting classes of shareholders than otherwise is provided in the Wisconsin Business Corporation Law. The adoption or amendment of a Bylaw that adds, changes or deletes a greater or lower quorum requirement or a greater voting requirement for shareholders must meet the same quorum requirement and be adopted by the same vote and voting classes required to take action under the quorum and voting requirement then in effect.
10.02    By Directors. Except as the Articles of Incorporation may otherwise provide, these Bylaws may also be amended or repealed and new Bylaws may be adopted by the Board of Directors by the vote provided in Section 3.08, but (a) no Bylaw adopted by the shareholders shall be amended, repealed or readopted by the Board of Directors if the Bylaw so adopted so provides and (b) a Bylaw adopted or amended by the shareholders that fixes a greater or lower quorum requirement or a greater voting requirement for the Board of Directors than otherwise is provided in the Wisconsin Business Corporation Law may not be amended or repealed by the Board of Directors unless the Bylaw expressly provides that it may be amended or repealed by a specified vote of the Board of Directors. Action by the Board of Directors to adopt or amend a Bylaw that changes the quorum or voting requirement for the Board of Directors must meet the same quorum requirement and be adopted by the same vote required to take action under the quorum and voting requirement then in effect, unless a different voting requirement is specified as provided by the preceding sentence. A Bylaw that fixes a greater or lower quorum requirement or a greater voting requirement for shareholders or voting classes of shareholders than otherwise is provided in the Wisconsin Business Corporation Law may not be adopted, amended or repealed by the Board of Directors.
10.03    Implied Amendments. Any action taken or authorized by the shareholders or by the Board of Directors, which would be inconsistent with the Bylaws then in effect but is taken or authorized by a vote that would be sufficient to amend the Bylaws so that the Bylaws would be consistent with such action, shall be given the same effect as though the Bylaws had been temporarily amended or suspended so far, but only so far, as is necessary to permit the specific action so taken or authorized.

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